BYLAWS

                                OF

                     E-COM TECHNOLOGIES CORP.

                             ARTICLE I
                              OFFICES

     The principal office of the Corporation in the Province of British Columbia shall be located in Vancouver. The Corporation may have such other offices, either within or without the Province of British Columbia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE 11
                           SHAREHOLDERS

     SECTION I. Annual Meeting The annual meeting of  the
     shareholders shall be held on the first day  in  the
     month of March in each year, beginning with the year
     2000,  at  the  hour of one o'clock  p.m.,  for  the
     purpose   of   electing  Directors   and   for   the
     transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjourninent thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as soon as conveniently may be.

     SECTION  1.  Annual  Meetings. If  the  election  of
     Directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as soon as conveniently may be.

     SECTION 2. Special Meetings. Special meetings of the
     shareholders,  for any purpose or  purposes,  unless
     otherwise  prescribed by statute, may be  called  by
     the  President  or  by the Board of  Directors,  and
     shall  be called by the President at the request  of
     the holders of not less than fifty percent (50%)  of
     all   the  outstanding  shares  of  the  corporation
     entitled to vote at the meeting.

     SECTION 3. Place of Meeting . The Board of Directors
     may  designate any place, either within  or  without
     the  Province of British Columbia, unless  otherwise
     prescribed  by statute, as the place of meeting  for
     any  annual  meeting or for any special  meeting.  A
     waiver  of  notice  signed by all  the  shareholders
     entitled  to  vote  at a meeting may  designate  any
     place,  either  within or without  the  Province  of
     British  Columbia,  unless otherwise  prescribed  by
     statue,  as  the  place  for  the  holding  of  such
     meeting. If no designation is made, the place of the
     meeting  with  be  the  principal  office   of   the
     Corporation.

     SECTION  4.  Notice  of  Meeting  .  Written  notice
     stating the place, day and hour of the meeting  and,
     in  case  of  a  special  meeting,  the  purpose  or
     purposes  for  which the meeting  is  called,  shall
     unless otherwise prescribed by statute, be delivered
     not less than ten (10) days nor more than sixty (60)
     days  before  the  date  of  the  meeting,  to  each
     shareholder  of  record entitled  to  vote  at  such
     meeting.  If mailed, such notice shall be deemed  to
     be  delivered  when deposited in the  United  States
     mail,   addressed  to  the  shareholder  at  his/her
     address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION  5. Closing of Transfer Books or  Fixing  of
     Record.  For the purpose of determining shareholders
     entitled  to notice of or to vote at any meeting  of
     shareholders   or   any  adjournment   thereof,   or
     shareholders  entitled  to receive  payment  of  any
     dividend,  or  in  order to make a determination  of
     shareholders for any other proper purpose, the Board
     of Directors of the corporation may provide that the
     stock  transfer books shall be closed for  a  stated
     period,  but  not to exceed in any case  fifty  (50)
     days.  If  the stock transfer books shall be  closed
     for the purpose of determining shareholders entitled
     to   notice   of  or  to  vote  at  a   meeting   of
     shareholders,  such books shall be closed  for  a  t
     least  ten  (10)  days  immediately  preceding  such
     meeting.  In  lieu  of closing  the  stock  transfer
     books,  the Board of Directors may fix in advance  a
     date  as  the record date for any such determination
     of  shareholders, such date in any case  to  be  not
     more  than fifty (50) days and, in case of a meeting
     of  shareholders, not less than ten (10) days  prior
     to the date on which the particular action requiring
     such  determination of shareholders is to be  taken.
     If  the  stock transfer books are not closed and  no
     record   date   is   fixed  for   determination   of
     shareholders entitled to notice of or to vote  at  a
     meeting of shareholders, or shareholders entitle  to
     receive  payment of a dividend, the  date  on  which
     notice of the meeting is mailed or the date on which
     the  resolution of the Board of Directors  declaring
     such  dividend is adopted, as the case may be, shall
     be   the  record  date  for  such  determination  of
     shareholders.  When a determination of  shareholders
     entitled to vote at any meeting of shareholders  has
     been   made  as  provided  in  this  section,   such
     determination   shall  apply  to   any   adjournment
     thereof.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or at any adjournment thereof, arranged in alphabetical order, with the address of and the number of share held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof

     SECTION  7.  Quorum . A majority of the  outstanding
     share   of   the   Corporation  entitle   to   vote,
     represented in person or by proxy, shall  constitute
     a  quorum at a meeting of shareholders. If less than
     a majority of the outstanding shares are represented
     at   a   meeting,  a  majority  of  the  shares   so
     represented may adjourn the meeting from time to

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     time  without  further  notice.  At  such  adjourned
     meeting  at  which  a  quorum shall  be  present  or
     represented,  any  business may be transacted  which
     might  have  been  transacted  at  the  meeting   as
     originally  noticed. The shareholders present  at  a
     duly  organized  meeting may  continue  to  transact
     business  until  adjournment,  notwithstanding   the
     withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder by his/her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

     SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

     SECTION  10.  Voting of Shares by  Certain  Holders.
     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.
     Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and the shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the share have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting of a consent in writing, setting for the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                            ARTICLE III
                        BOARD OF DIRECTORS

     SECTION  1.  General Powers. The board of  Directors
     shall be responsible for the control and management of the affairs, property and interests of the corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

     SECTION  2.  Number. Tenure and Qualifications.  The
     number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

     SECTION  3.  Regular Meetings. A regular meeting  of
     the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.
     The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

     SECTION 4. Special Meetings. Special meetings of the
     Board  of  Directors  may be called  by  or  at  the
     request  of the President or any two directors.  The
     person   or  persons  authorized  to  call   special
     meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION  5.  Notice. Notice of any  special  meeting
     shall be given at least one (1) day previous thereto
     by  written notice delivered personally or mailed to
     each  director  at  his  business  address,  or   by
     telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the notice be given to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION  6.  Quorum . A majority of  the  number  of
     directors fixed by Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION  7.  Telephonic Meeting. A  meeting  of  the
     Board  of  Directors  may  be  had  by  means  of  a
     telephone   conference  or  similar   communications
     equipment by which all persons participating in  the
     meeting  can  hear each other, and the participation
     in   a   meeting  under  such  circumstances   shall
     constitute presence at the meeting.

     SECTION 8. Manner of Acting The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     zn

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     SECTION 9. Action Without a Meeting. Any action that
     may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

     SECTION 10. Vacancies. Any vacancy occurring in  the
     Board  of Directors may be filled by the affirmative
     vote of a majority of the remaining directors though
     less than a quorum of the Board of Directors, unless
     otherwise  provided  by Law. A director  elected  to
     fill  a  vacancy shall be elected for the  unexpired
     term   of   his/her  predecessor  in   office.   Any
     directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by shareholders.

     SECTION 11. Resignation . Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless other-wise specified in such written notice such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION  12.  Removal. Any director may  be  removed
     with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding share of stock of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

     SECTION 13. Compensation. By resolution of the Board
     of  Directors, each director may be paid for his/her
     expenses,  if any, of attendance at each meeting  of
     the  Board  of Directors, and may be paid  a  stated
     salary as director or a fixed sum for attendance  at
     each meeting of the Board of Directors, or both.  No
     such   payment  shall  preclude  any  director  from
     serving the Corporation in any other capacity and receiving compensation therefore.

     SECTION   14.  Contracts.  No  contract   or   other
     transaction between this Corporation and  any  other
     corporation   shall   be   impaired,   affected   or
     invalidated, nor shall any director be liable in any
     way  by  reason of the fact that one or more of  the
     directors  of this Corporation is or are  interested
     in, or is a director or officer, or are directors or
     officers  of such other corporations, provided  that
     such  facts are disclosed or made known to the Board
     of   Directors,  prior  to  their  authorizing  such
     transaction.    Any   director,    personally    and
     individually, may be a party to or may be interested
     in any contract or transaction of this Corporation ,
     and  no  directors shall be liable  in  any  way  by
     reason  of such interest, provided that the fact  of
     such  interest  be disclosed or made  known  to  the
     Board  of Directors prior to their authorization  of
     such contract or transaction, and provided that  the
     Board  of  Directors  shall  authorize,  approve  or
     ratify such contract or transaction by the vote (not
     counting  the  vote  of  any  such  Director)  of  a
     majority  of a quorum, notwithstanding, the presence
     of  any  such director at the meeting at which  such
     action  is taken. Such director or directors may  be
     counted  in determining the presence of a quorum  at
     such meeting. This Section shall not be construed to
     impair,  invalidate,  or  in  any  way  affect   any
     contract  or other transaction which would otherwise
     be   valid  under  the  law  (common,  statutory  or
     otherwise) applicable thereto.

     SECTION 15. Committee . The Board of Directors, by resolution adopted by a majority of the entire
     Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority
     (to the extent permitted by Law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

     SECTION 16. Presumption of Assent. A director of the
     Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered into the minutes of the meeting or unless he/she shall file written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                            ARTICLE IV
                             OFFICERS

     SECTION  1.  Number. The officers of the Corporation
     shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Dire6tors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person.
     Officers may be directors or shareholders of the Corporation.

     SECTION 2. Election and Term of Office. The officers
     of  the  Corporation to be elected by the  Board  of
     Directors shall be elected annually by the Board  of
     Directors  at  the first meeting  of  the  Board  of
     Directors  held  after each annual  meeting  of  the
     shareholders. If the election of officers shall  not
     be held at such meeting, such election shall be held
     as  soon  thereafter as conveniently  may  be.  Each
     officer  shall  hold office until his/her  successor
     shall   have  been  duly  elected  and  shall   have
     qualified, or until his/her death, or until he/she shall resign or shall have been removed in the manner hereinafter provided.

     SECTION  3. Resignation. Any officer may  resign  at
     any   time   by  giving  written  notice   of   such
     resignation to the Board of Directors, or to the President or the Secretary of the Corporation.
     Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION  4.  Removal. Any officer or  agent  may  be
     removed by the Board of Directors whenever, it its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

     SECTION  5.  Vacancies.  A  vacancy  in  any  office
     because     of    death,    resignation,    removal,
     disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION  6.  President. The President shall  be  the
     principal executive officer of the Corporation  and,
     subject  to  the control of the Board of  Directors,
     shall  in general supervise and control all  of  the
     business  and  affairs  of the  Corporation.  He/she
     shall, when present, preside at all meetings of  the
     shareholders  and of the Board of Directors,  unless
     there is a Chairman of the Board, in which case  the
     Chairman will preside. The President may sign,  with
     the  Secretary  or any other proper officer  of  the
     Corporation  thereunto authorized by  the  Board  of
     Directors,   certificates   for   shares   of    the
     Corporation, any deeds, mortgages, bonds, contracts,
     or  other  instruments which the Board of  Directors
     has authorized to be executed, except in cases where
     the signing and execution thereof shall be expressly
     delegated  by  the Board of Directors  or  by  these
     Bylaws  to  some  other  officer  or  agent  of  the
     Corporation,  or  shall be required  by  law  to  be
     otherwise  signed or executed; and in general  shall
     perform  all  duties  incident  to  the  office   of
     President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION  7.  Vice President. In the absence  of  the
     President   or  in  the  event  of  his/her   death,
     inability  or  refusal to act,  the  Vice  President
     shall perform the duties of the President, and  when
     so  acting,  shall  have all the powers  of  and  be
     subject  to all the restrictions upon the President.
     The  Vice President shall perform such other  duties
     as  from  time  to  time  may  be  assigned  by  the
     President or by the Board of Directors. If there  is
     more  than  one Vice President, each Vice  President
     shall  succeed  to  the duties of the  President  in
     order  of  rank  as  determined  by  the  Board   of
     Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having first rank.

     SECTION 8. Secretary . The Secretary shall: (a) keep
     the  minutes  of the proceedings of the shareholders
     and  of the Board of Directors in one or more minute
     books  provided for that purpose; (b) see  that  all
     notices  are  duly  given  in  accordance  with  the
     provisions  of these Bylaws or as required  by  law;
     (c) be custodian of the corporate records and of the
     seal of the Corporation and see that the seal of the
     Corporation   is  affixed  to  all  documents,   the
     execution  of  which  on behalf of  the  Corporation
     under  its  seal  is  duly authorized;  (d)  keep  a
     register  of  the  post  office  address   of   each
     shareholder   which  shall  be  furnished   to   the
     Secretary by such shareholder; (e) sign with the president certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     SECTION 9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and
     (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the Corporation.

     SECTION 11. Sureties and Bonds. In case the Board of
     Directors shall so require any officer, employee or agent of the corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

     SECTION  12.  Shares of Stock of Other Corporations.
     Whenever the Corporation is the holder of shares of stock of any other corporation, any right of power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.

                             ARTICLE V
                             INDEMNITY

     The Corporation shall indemnify its directors, officers and employees as follows:

     Every   director,  officer,  or  employee   of   the
     Corporation  shall be indemnified by the Corporation
     against  all  expenses  and  liabilities,  including
     counsel fees, reasonably incurred by or imposed upon
     him/her  in connection with any proceeding to  which
     he/she  may be made a party, or in which he/she  may
     become involved, by reason of being or having been a
     director,   officer,  employee  or  agent   of   the
     Corporation or is or was serving at the  request  of
     the  Corporation as a director, officer employee  or
     agent   of   the  Corporation,  partnership,   joint
     venture,  trust  or  enterprise, or  any  settlement
     thereof,  whether  or  not  he/she  is  a  director,
     officer,  employee or agent a the time such expenses
     are  incur-red,  except in such  cases  wherein  the
     director,  officer, employee or  agent  is  adjudged
     guilty of willful misfeasance or malfeasance in  the
     performance of his/her duties; provided that in  the
     event  of  a  settlement the indemnification  herein
     shall   apply  only  when  the  Board  of  Directors
     approves such settlement and reimbursement as being for the best interests of the Corporation.

     The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceeding which is specifically permissible under applicable law.

     The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.